UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2024 (March 21, 2024)

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5220 Spring Valley Road, Suite 415

Dallas, TX 75242

(Address of principal executive offices)

(949) 281-2606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT.

Membership Interest Purchase Agreement

Effective March 21, 2024 (the “Execution Date”), Vivakor, Inc., (the “Company” or “Purchaser”) entered into a Membership Interest Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 (the “MIPA”) and incorporated by reference herein, with Jorgan Development, LLC, a Louisiana limited liability company (“Jorgan”) and JBAH Holdings, LLC, a Texas limited liability company (“JBAH” and, together with Jorgan, the “Sellers”), as the equity holders of Endeavor Crude, LLC (f/k/a Meridian Transport, LLC), a Texas limited liability company (“Endeavor”), Equipment Transport, LLC, a Pennsylvania limited liability company (“ET”), Meridian Equipment Leasing, LLC, a Texas limited liability company (“MEL”), and Silver Fuels Processing, LLC, a Texas limited liability company (“SFP” and, together with Endeavor, ET, and MEL, the “Acquirees”) whereby, at closing, subject to the conditions set forth in the MIPA, the Company will acquire all of the issued and outstanding membership interests in each of the Acquirees (the “Membership Interests”) making Endeavor, ET, MEL and SFP wholly owned subsidiaries of the Company. The purchase price for the Membership Interests is $120 million (the “Purchase Price”), subject to post-closing adjustments, payable by the Company in a combination of Company common stock, $0.001 par value per share (“Common Stock”) and Company Series A Preferred Stock $0.001 par value per share (“Preferred Stock”). The Preferred Stock will have the terms set forth in the Form of Series A Preferred Stock Certificate of Designations filed herewith as Exhibit 3.1 and incorporated by reference herein, including, but not limited to, the payment of a cumulative six percent (6%) annual dividend per share payable quarterly in arrears and conversion rights following the first anniversary of their issuance at a price of one dollar ($1) per share of Common Stock.. The Sellers are beneficially owned by James Ballengee, the Company’s chairman, chief executive officer and principal shareholder. At a meeting held on March 20, 2024 the Company’s board of directors authorized and approved the MIPA and the transactions contemplated thereby. Mr. Ballengee recused himself from the vote. Subject to satisfaction of all closing conditions, the acquisitions are anticipated to be completed within approximately 90 days of the Execution Date.

At closing of the acquisitions (“Closing”), the Company will issue to the Sellers, (i) a number of shares of Common Stock equal to an undivided nineteen and ninety-nine hundredths percent (19.99%) of all of the Company’s issued and outstanding Common Stock immediately prior to Closing, or lesser percentage, if such issuance would result, when taking into consideration the percentage of Common Stock owned by Sellers prior to such issuance, in Sellers owning in excess of 49.99% of the Common Stock issued and outstanding on a post-Closing basis, valued at $1.00 per share(the “Common Stock Consideration”), and (ii) a number of shares of Preferred Stock equal to the Purchase Price, less the value of the Common Stock Consideration (the “Preferred Stock Consideration”). Sellers will enter into 18-month lock-up agreements, in the form filed herewith as Exhibit 10.1 and incorporated by reference herein, at Closing, with regard to the Common Stock Consideration and any Common Stock they receive during the lock-up period in connection with conversions of Preferred Stock or the payment of dividends on the Preferred Stock.

As set forth in the MIPA, the Purchase Price is subject to a post-Closing working capital adjustment. The Purchase Price is based, in part, on the assumption that the Net Working Capital (as such term is defined in the MIPA) of the Acquirees, in the aggregate and as of Closing will be equal to One Hundred Fifty Thousand and No/100s Dollars ($150,000.00) (the “Target Working Capital Amount”). If the aggregate net working capital of the Acquirees is lower than the Target Working Capital Amount (a “Working Capital Deficit”) then the Purchase Price will be decreased by an amount equal to the Working Capital Deficit. If the aggregate net working capital of the Acquirees is higher than the Target Working Capital Amount (a “Working Capital Surplus”) then the Purchase Price will be increased by an amount equal to the Working Capital Surplus. The amount of any Working Capital Deficit will be payable by Sellers to the Company in shares of Preferred Stock and the amount of any Working Capital Surplus will be payable by the Company to Sellers Company in shares of Preferred Stock. A Net Working Capital Sample Calculation is filed herewith as Exhibit 10.2 and incorporated by reference herein.

As set forth in the MIPA, the Purchase Price is also subject to a post-Closing earn-out adjustment.

If the EBITDA (as such term is defined in the MIPA) of the Acquirees for the Company’s 2024 fiscal year (the “Actual Earnings”) is equal to or exceeds Twelve Million and No/100s. Dollars ($12,000,000.00) (the “Earnings Target”), the positive difference between the Actual Earnings less the Earnings Target will be multiplied by ten (10) and the product thereof remitted to Sellers (the “Seller Earn-Out Payment”), up to a maximum not to exceed Forty-Nine Million and No/100s. Dollars ($49,000,000.00). The Seller Earn-Out Payment will be payable to Sellers in Preferred Stock no later than March 31, 2025, Conversely, if the Actual Earnings are less than the Earnings Target, the positive difference between the Earnings Target less the Actual Earnings will be multiplied by ten (10) and the product thereof remitted to the Company (the “Company Earn-Out Payment”), up to a maximum not to exceed Forty-Nine Million and No/100s. Dollars ($49,000,000.00). Based upon the foregoing, the Purchase Price, as adjusted for the earn-out, can be increased to as much as One Hundred Sixty-Nine Million and No/100s Dollars ($169,000,000.00) or can be reduced to as little as Seventy-One Million and No/100s. Dollars ($71,000,000.00). The Company Earn-Out Payment will be treated and accounted for as an immediate and automatic reduction in the Common Stock Consideration, and each Seller shall thereafter promptly transfer to the Company an amount of Common Stock equal to the Company Earn-Out Payment valued at the volume-weighted average price for the Purchaser Common Stock on the Nasdaq during the five (5) trading days immediately preceding the determination of the Company Earn-Out Payment.

The Company has agreed to file a registration statement for the resale of the shares of Common Stock comprising the Common Stock Consideration and the shares of Common Stock issuable upon conversion of the Preferred Stock or upon payments of dividends on the Preferred within 45 days of the closing under the MIPA and to use its best efforts to have the registration statement declared effective as soon thereafter as is practical.

The MIPA contains customary representations and warranties, pre- and post-closing covenants of each party and customary Closing condition. The Closing conditions include, but are not limited to, (i) the Company’s receipt of a fairness opinion from a reputable financial advisor to the Company which concludes that the Purchase Price is fair to the stockholders of the Company. (ii) delivery of all required governmental approvals, including approval and satisfaction of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (iii) fully executed copies of all consents required under any contract or agreement of the Company or Sellers, as applicable, in connection with the transactions contemplated by the MIPA, and (iv) resignation letters of Acquirees’ officers, directors and managers, as applicable;

In conjunction with the Closing, the Shared Services Agreement dated August 1, 2022, by and among Endeavor, Silver Fuels Delhi LLC, a Louisiana limited liability company (“SFD”), and White Claw Colorado City, LLC, a Texas limited liability company (“WCCC”), and the Company, will be terminated.

In conjunction with the Closing, the August 1, 2022 Master Netting Agreement among the Company, Sellers, Endeavor, SFD, WCCC and White Claw Crude, LLC, a Texas limited liability company, will be amended and restated, in the form filed as Exhibit 10.3 hereto (the “Netting Agreement”) and incorporated by reference herein, to add MEL, SFP and CPE Gathering Midcon, LLC, a Delaware limited liability company and wholly owned subsidiary of MEL (“CPE”), as parties and to update and ratify certain net-out obligations of the parties to the Netting Agreement and procedures for the same.

The MIPA contains representations, warranties, covenants and other terms, provisions and conditions that the parties thereto made to each other as of specific dates. The assertions embodied therein were made solely for purposes of the MIPA and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties thereto rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise. Unless required by applicable law, the Company undertakes no obligation to update such information.

The Sellers and Purchaser will bear their own expenses incurred in connection with the MIPA and the transactions therein contemplated whether or not such transactions shall be consummated, including, without limitation, all broker’s fees and fees of their legal counsels, financial advisers and accountants.

Endeavor is an interstate crude oil carrier headquartered in Dallas, Texas and presently operates 132 tractors which are leased from Meridian. Endeavor presently operates in Texas, Louisiana, Oklahoma, New Mexico, Colorado, and North Dakota.

ET is an active freight carrier which hauls produced water and other water products for the oil industry and operates primarily in Texas.

MEL owns various trucking equipment which it leases directly to Endeavor and/or Endeavor’s independent owner-operators.

CPE operates an approximate 40 mile oil gathering pipeline, and oil storage and logistics facility in Oklahoma.

SFP operates multiple truck pipeline injection stations located in multiple regions of Texas, New Mexico, and North Dakota.

Survival of Representations and Warranties

The representations and warranties, of Sellers contained in the MIPA will survive for a period of twelve (12) months following the Closing, except for (i) the Fundamental Representations (as defined in the MIPA) which will survive until the expiration of the applicable statute of limitations. All covenants and agreements of the Sellers contained therein will survive the Closing indefinitely or for the period explicitly specified therein as will claims involving fraud, willful misconduct or intentional misrepresentation on the part of Sellers.

The representations and warranties, of Purchaser contained in the MIPA will survive until Closing. All covenants and agreements of the Purchaser contained therein will survive the Closing indefinitely or for the period explicitly specified therein as will claims involving fraud, willful misconduct or intentional misrepresentation on the part of Purchaser.

Indemnification

By Sellers

Subject to the provisions and limitations set forth in the MIPA, from and after the date of Closing, each Seller, severally and not jointly, will indemnify and hold harmless Purchaser and its affiliates (the “Purchaser Indemnified Parties”) from and against any and all Damages (as defined in the MIPA) suffered by Purchaser Indemnified Parties resulting from or arising out of (i) any inaccuracy or breach of any of the representations or warranties made by either Seller in the MIPA or in any transaction document executed in connection therewith, (ii) any breach or nonfulfillment of any covenants or agreements made by either Seller in the MIPA or in any transaction document executed in connection therewith, (iii) any taxes owed by either Seller and any taxes owed by any of the Acquirees for or relating to the period prior to the Closing, (iv) any indebtedness or selling expenses not fully paid by either Seller on the date of Closing or not taken as a reduction to the Purchase Price at the Closing, save and except for indebtedness disclosed on the MIPA Disclosure Schedules, (v) any fraud or willful misconduct or intentional misrepresentations or omissions by either Seller (each claim made by the Purchaser Indemnified Parties are hereafter referred to as a “Purchaser Claim”).

Except as set forth in the last sentence of this paragraph, Sellers will not have any liability for indemnification pursuant to the above for any individual Purchaser Claim under clause (i) of the preceding paragraph for which indemnification is provided thereunder unless the amount of all Purchaser Claims arising under clause (i) of the preceding paragraph exceeds fifty thousand dollars ($50,000) in the aggregate (the “Basket Amount”). Once the amount of all Purchaser Claims arising under clause (i) of the preceding paragraph exceed the Basket Amount in the aggregate, Sellers will be severally and not jointly responsible for the full amount of Purchaser Claims with respect to clause (i) of the preceding paragraph including the Basket Amount. Notwithstanding the foregoing, the maximum aggregate liability of Sellers for Purchaser Claims under clause (i) of the preceding paragraph, other than Fundamental Representation, and the accounts receivable representations set forth in Section 4.8 of the MIPA, will not exceed, in the aggregate, an amount equal to twenty percent (20%) of the Purchase Price. Furthermore, the maximum aggregate liability of Sellers for Purchaser Claims under the preceding paragraph will not exceed, in the aggregate, an amount equal to the Purchase Price. The limitations set forth in this paragraph do not apply to any Purchaser Claim related to clauses (iii) through (v) of the preceding paragraph.

By Purchaser

Subject to the provisions and limitations set forth in the MIPA, from and after the date of Closing, Purchaser will indemnify and hold harmless Sellers, and their respective affiliates (the “Seller Indemnified Parties”) from and against any and all Damages (as defined in the MIPA) suffered by Seller Indemnified Parties resulting from or arising out of (i) any breach or nonfulfillment of any covenants or agreements made by Purchaser therein or any document executed in connection therewith, or (ii) any fraud or willful misconduct or intentional misrepresentations or omissions by Purchaser.

Termination

The MIPA may be terminated and the transactions contemplated thereby abandoned: (A) by mutual written consent of the parties at any time prior to Closing; (B) by Purchaser (i) at any time on or before the later of (a) sixty (60) days from the Execution Date or (b) ten (10) business days following Seller’s delivery to Purchaser of the 2023 audited financial statements of the Acquirees for any reason as a result of Purchaser’s ongoing due diligence review of the Acquirees or (ii) at any time prior to Closing, if Sellers materially breach any of their representations, warranties, covenants or agreements contained in the MIPA, if such breach would give rise to the failure to satisfy the Closing conditions applicable to Sellers and such breach cannot be cured, or, if curable, has not been cured by the Sellers within fifteen (15) days after Sellers’ receipt of written notice of such breach from the Purchaser; provided that Purchaser will not have the right to terminate the MIPA if Purchaser is then in breach of any of its representations, warranties, covenants or agreements contained in the MIPA that would result in the conditions precedent to Closing applicable to Purchaser not being satisfied; or (C) by Sellers, at any time prior to Closing, if Purchaser materially breaches any of its representations, warranties, covenants or agreements contained in the MIPA, if such breach would give rise to the failure to satisfy the Closing conditions applicable to Purchaser and such breach cannot be cured, or, if curable, has not been cured by Purchaser within fifteen (15) days after Purchaser’s receipt of written notice of such breach from the Sellers; provided that Sellers will not have the right to terminate the MIPA if Sellers are then in breach of any of their representations, warranties, covenants or agreements contained in the MIPA that would result in the conditions precedent to Closing applicable to Sellers not being satisfied;

The foregoing descriptions of the MIPA and the related Exhibits do not purport to be complete and are subject to, and qualified by, the full text of the MIPA and the Exhibits, copies of which are filed as Exhibits 2.1, 3.1, 10.1, 10.2 and 10.3 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Subject to the terms and conditions of the MIPA, the Common Stock and Preferred Stock will be issued to the Sellers, each of which is an accredited investor, in accordance with Section 4(a)(2) of the Securities Act, as an offering not involving any public offering. The terms of the Common Stock and Preferred Stock set forth under Item 1.01 herein are hereby incorporated by reference into this Item 3.02.

ITEM 8.01. OTHER EVENTS

On March 25, 2024, the Company issued a press release announcing the execution of the MIPA. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described in this press release include, among others:

●

uncertainties as to the completion of the MIPA and the other transactions contemplated by the MIPA, including the risk that one or more of the transactions may involve unexpected costs, liabilities or delays;

●

the effects that the announcement, pendency or consummation of the MIPA and the other transactions contemplated by the MIPA may have on the Company and its current or future business and on the price of the Company’s common stock;

●

the possibility that various closing conditions for the MIPA and the other transactions contemplated by the MIPA may not be satisfied or waived, or any other required consents or approvals may not be obtained within the expected timeframe, on the expected terms, or at all;

●	the effects that a termination of the MIPA may have on the Company, including the risk that the price of the Company’s common stock may decline significantly if the MIPAt is not completed;

●	uncertainties regarding the Company’s focus, strategic plans and other management actions;

●	the risks associated with potential litigation related to the transactions contemplated by the MIPA or related to any possible subsequent acquisitions or investments;

●	uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions;

●

and other factors, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements included in this report speak only as of the date each statement is made. Neither the Company nor any person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide investors with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and in the Company’s other periodic filings which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Exhibit
2.1*	Membership Interest Purchase Agreement dated as of March 21, 2024, by and among the Registrant, Jorgan Development, LLC and JBAH Holdings LLC

3.1	Form of Certificate of Designation-Series A Preferred Stock

10.1	Form of Lock-Up Agreement

10.2	Net Working Capital Sample Calculation

10.3	Form of First Amended and Restated Master Netting Agreement

99.1	Press Release dated March 25, 2024

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC; provided, however, that the Registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: March 25, 2024	By:	/s/ Tyler Nelson
		Name:	Tyler Nelson
		Title:	Chief Financial Officer